UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Health concerns have arisen that will prevent former Chief Financial Officer, Derrell Hunter, from giving his full attention to business matters over the coming months. In consultation with Mr. Hunter, on October 21, 2004 it was determined that he should leave Kforce Inc. to attend to these concerns, effective October 26, 2004. Joseph J. Liberatore has been named as his replacement. Mr. Liberatore is an executive officer of Kforce Inc. and previously served as Chief Talent Officer. A description of Mr. Liberatore’s biographical information is set forth in Kforce Inc.’s most recent Proxy Statement, filed April 27, 2004. Mr. Liberatore’s employment agreement is set forth as an exhibit to Kforce Inc.’s Form 10-K, filed March 11, 2004.

Additionally, William L. Sanders has been appointed president of Kforce Inc. He was formerly Chief Operating Officer of Kforce Inc. A description of Mr. Sanders’ biographical information is set forth in Kforce Inc.’s most recent Proxy Statement, filed April 27, 2004. Mr. Sanders’ employment agreement is set forth as an exhibit to Kforce Inc.’s Form 10-K, filed March 11, 2004.

On October 26, 2004 Kforce Inc. issued a press release related to these personnel changes. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 8.01 Other Events.

On October 26, 2004, Kforce Inc. issued a press release regarding its Third Quarter earnings. A copy of this press release is furnished as Exhibit 99.2 to this Report and is incorporated into this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release of Kforce Inc., dated October 26, 2004 related to personnel matters.

99.2	Press Release of Kforce Inc., dated October 26, 2004 related to the Third Quarter Earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)
October 26, 2004	By:	/s/ David L. Dunkel
David L. Dunkel,
Chief Executive Officer